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                                            [ABC] VARIABLE ANNUITY APPLICATION
                                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                                       ADMINISTRATIVE OFFICES:
                                                        80 South Eighth Street
                                                                  P.O. Box 534
                                                         Minneapolis, MN 55440
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1  ANNUITANT Full Name (First, Middle Initial, Last)

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   ADDRESS (Street Address or P.O. Box, City, State, Zip)



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   CITIZENSHIP      | | U.S.

                    | | Other (Country)
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   SEX               DATE OF BIRTH                  SOCIAL SECURITY NUMBER
                    (Month/Day/Year)               (Tax Identification Number)
   | | M                  / /

   | | F                  / /
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2  OWNER (check one)

   | | Same as Annuitant (Do not complete owner information below)

   | | Joint with Annuitant (Spouse only-Not Available for IRA)

   | | Other

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   FULL NAME (First, Middle Initial, Last)

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   ADDRESS (Street Address or P.O. Box, City, State, Zip)



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   RELATIONSHIP TO THE ANNUITANT

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   SEX               DATE OF BIRTH                  SOCIAL SECURITY NUMBER
                    (Month/Day/Year)               (Tax Identification Number)
   | | M                  / /

   | | F                  / /

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   For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under REMARKS.
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3  PRIMARY BENEFICIARY (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)




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   CONTINGENT BENEFICIARY (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)




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4  ANNUITY PLAN (check one)

   | | Nonqualified              | | Traditional IRA             | | SEP-IRA

   | | Roth IRA                 [| | TSA Rollover]

IF IRA (check and complete applicable types)

   | | Traditional IRA:                Amount $______ for ______(year)

   | | Traditional IRA:                Amount $______ for ______(year)

   | | SEP-IRA:                        Amount $______ for ______(year)

   | | SEP-IRA:                        Amount $______ for ______(year)

   | | Roth Contributory:              Amount $______ for ______(year)

   | | Roth Contributory:              Amount $______ for ______(year)

   | | Rollover IRA:                           Amount $________

   | | Trustee to Trustee IRA:                 Amount $________

   | | Roth Conversion IRA:                    Amount $________
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5  DEATH BENEFIT SELECTION - OPTIONAL
   Note: if you and the annuitant are age 80 or younger you may change the death benefit to one of the following selections.

   | | 5% Accumulation through age 80

   | | Maximum Anniversary Value (MAV) through age 80

   | | Enhanced Protection
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6  GUARANTEED MINIMUM INCOME BENEFIT - OPTIONAL
   (GMIB) Selection (available to annuitant's age 75)

   | | 5% Accumulation through age 80
       (only available with corresponding death benefit selection)

   | | Maxmimum Anniversary Value through age 80
       (only available with corresponding death benefit selection)

   | | Enhanced Protection
       (only available with corresponding death benefit selection)
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7  | | Performance Credit Rider - OPTIONAL
       (can only be selected if NO selection is made on a Guaranteed Minimum Income Benefit)


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8  REPLACEMENT Will the annuity applied for replace any existing insurance or
   annuity?          | | Yes    | | No
   If Yes, provide details - company, contract number, amount, reason -- under REMARKS.
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9  REMARKS AND SPECIAL INSTRUCTIONS
   (including special mailing instructions)










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                            APPLICATION CONTINUES
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10 PURCHASE PAYMENTS

   INITIAL PURCHASE PAYMENT $ _____________________
   Payment Allocation*:


   FIXED ACCOUNT                          [CATEGORY 1     CATEGORY 3     CATEGORY 5
   ___% AEL One-Year Fixed Account         ___% Fund 1   ___% Fund 9    ___% Fund 15
                                           ___% Fund 2   ___% Fund 10   ___% Fund 16
                                           ___% Fund 3   ___% Fund 11   ___% Fund 17
                                           ___% Fund 4                  ___% Fund 18

   GUARANTEE PERIOD ACCOUNTS (GPA)
  [___%  2 Year Guaranteed Period Account
   ___%  3 Year Guaranteed Period Account
   ___%  4 Year Guaranteed Period Account
   ___%  5 Year Guaranteed Period Account
   ___%  6 Year Guaranteed Period Account   CATEGORY 2    CATEGORY 4     CATEGORY 6
   ___%  7 Year Guaranteed Period Account  ___% Fund 5   ___% Fund 12   ___% Fund 19
   ___%  8 Year Guaranteed Period Account  ___% Fund 6   ___% Fund 13   ___% Fund 20
   ___%  9 Year Guaranteed Period Account  ___% Fund 7   ___% Fund 14   ___% Fund 21
   ___% 10 Year Guaranteed Period Account  ___% Fund 8                  ___% Fund 22]





   * Must be whole numbers and total 100%. Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.


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11 IT IS AGREED THAT:
   1. All statements and answers given above are true and complete to the best of my/our knowledge.
   2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.
   3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in REMARKS above.
   4. I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS FOR THE VARIABLE
      ANNUITY.
   5. IF A GUARANTEED MINIMUM INCOME BENEFIT SELECTION IS MADE, I/WE ACKNOWLEDGE RECEIPT OF THE GUARANTEED MINIMUM INCOME BENEFIT DISCLOSURE.
   6. I/WE UNDERSTAND THAT EARNINGS AND VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE FUND, PORTFOLIO, ACCOUNT OR SUBACCOUNT, ARE NOT GUARANTEED AND MAY BOTH INCREASE OR DECREASE.
   7. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same policyholder (owner), during the same calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.
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SIGNATURES



                           X                          X
------------------------   ------------------------   ------------------------
Location (City/State)      Annuitant Signature        Owner Signature
                                                      (if other than annuitant)



                           X                          X
------------------------   ------------------------   ------------------------
Date                       Licensed Agent Signature   Joint Owner (if any)
                                                      Signature
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12  STATE SPECIFIC INFORMATION/FRAUD WARNINGS:

    For applicants in ARIZONA:
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        WRITE TO US IF YOU WANT INFORMATION ABOUT YOUR ANNUITY CONTRACT
        BENEFITS AND PROVISIONS. WE'LL PROMPTLY SEND YOUR REQUESTED INFORMATION. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THE CONTRACT, YOU MAY RETURN IT TO US OR OUR AGENT WITHIN 10 DAYS AFTER RECEIVING IT. WE WILL REFUND AN AMOUNT EQUAL TO THE SUM OF THE CONTRACT VALUE AND ANY PREMIUM TAX CHARGES AND THE CONTRACT WILL THEN BE VOID.

    For applicants in ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO AND
                      --------  --------  -----  ----------  ----
    PENNSYLVANIA:
    ------------
        ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

    For applicants in COLORADO:
                      --------
        ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE OR SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT, MAY BE GUILTY OF INSURANCE FRAUD.

    For applicants in DISTRICT OF COLUMBIA:
                      --------------------
        WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

    For applicants in FLORIDA:
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        ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR
        DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

        AGENT'S PRINTED NAME:
                             -------------------------------------------------
        AGENT'S FLORIDA LICENSE ID #:
                                     -----------------------------------------

    For applicants in LOUISIANA:
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        ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR
        PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO FINES AND CONFINEMENT IN PRISON.

    For applicants in NEW JERSEY:
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        ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN
        APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.
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13  SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER CERTIFICATION. You
    certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

    (1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

    (2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding.
        You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest of dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.





X                          X
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Owner Signature            Joint Owner Signature      Date
                           (if any)



                 PLEASE COMPLETE AGENT'S REPORT THAT FOLLOWS.
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14  AGENT'S REPORT (Type or Print)

Agent's Name
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Agent's Social Security Number
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Agency Name and Number (if applicable)
                                      ----------------------------------------
Telephone Number (   )
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Fax Number (   )
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Branch Address
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Sale Location
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I hereby certify I personally solicited this application; that the application
and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge, this application | |DOES | |DOES NOT involve replacement of existing life insurance or annuities. (If replacement is involved, I have provided details -- company, contract number, amount, reason -- under REMARKS and have completed any state replacement requirements including any required state replacement forms).


                                         X
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                                                Licensed Agent Signature